FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 5, 2003


                             FirstBank NW Corp.
                             ------------------
            (Exact name of registrant as specified in its charter)



       Washington                  0-22435                   84-1389562
  --------------------          -------------             -----------------
State or other jurisdiction      Commission               (I.R.S. Employer
    of incorporation             File Number              Identification No.)



1300 16th Avenue, Clarkston, Washington                        99403
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(Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number (including area code)  (509) 295-5100


                                Not Applicable
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        (Former name or former address, if changed since last report)

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Item 5.  Other Events.
----------------------

     On September 5, 2003, FirstBank NW Corp. ("FirstBank") and its wholly-owned subsidiary, FirstBank Northwest, announced the results of its Annual Meeting of Shareholders held on September 4, 2003, which included the approval of the merger of Oregon Trail Financial Corp., Baker, Oregon ("Oregon Trail") with and into FirstBank. Following the merger of Oregon Trail into FirstBank, Oregon Trail's wholly-owned subsidiary, Pioneer Bank, A Federal Savings Bank, Baker, Oregon, will be merged with and into FirstBank Northwest.

     The approval of Oregon Trail's shareholders of FirstBank's acquisition of Oregon Trail at the Oregon Trail Annual Meeting of Shareholders held on September 3, 2003 was also announced.

     The transaction remains subject to regulatory approvals and other conditions.

     For additional information regarding the results of FirstBank's Annual Meeting of Shareholders, reference is made to the press release of FirstBank dated September 5, 2003, attached hereto as Exhibit 99, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

        (c)  Exhibits

             99    Press Release dated September 5, 2003.

                               *      *      *

                                      2

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                                     SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRSTBANK NW CORP.



Date: September 5, 2003                By: /s/ Clyde E. Conklin
                                       ---------------------------------
                                       Clyde E. Conklin
                                       President and Chief Executive Officer

                                   Exhibit 99

                      Press Released dated September 5, 2003

FIRSTBANK NW CORP.                               contact:  Clyde E. Conklin
1300 16th Avenue                                           President & CEO
Clarkston, WA  99403                                       (509)-295-5100


NEWS RELEASE
=============================================================================

                           FIRSTBANK NW CORP.  REPORTS
                           ---------------------------

                   RESULTS OF ITS ANNUAL MEETING OF STOCKHOLDERS
                   ---------------------------------------------
                            HELD ON SEPTEMBER 4, 2003
                            -------------------------

CLARKSTON, Wash., Sept. 5 /PRNewswire-FirstCall/ -- FirstBank NW Corp. (Nasdaq: FBNW - News), the holding company for FirstBank Northwest, held its Annual Meeting of Shareholders at the Quality Inn, Clarkston, Washington, on September 4, 2003. Clyde E. Conklin, President and Chief Executive Officer, announced that FirstBank NW Corp.'s (FBNW) shareholders approved the merger of Oregon Trail Financial Corp. (OTFC) with and into FBNW, including the issuance of FBNW common stock in the merger. Following the merger of OTFC with and into FBNW, OTFC's financial institution subsidiary, Pioneer Bank, A Federal Savings Bank, will be merged with and into FirstBank Northwest.

Conklin also announced that shareholders of OTFC approved the merger of OTFC with and into FBNW at the OTFC Annual Meeting of Shareholders that was held on September 3, 2003.

The Merger Agreement entered into by FBNW and OTFC on February 24, 2003 has received final regulatory approval from the Office of Thrift Supervision (OTS) and the Washington State Department of Financial Institutions. Approval from the Federal Deposit Insurance Corporation (FDIC) is pending. Final closing of the Merger is subject to receipt of all regulatory approvals and certain other conditions.

Mr. Conklin stated that an Election Form and Letter of Transmittal would be mailed to OTFC shareholders on September 9, 2003 for them to elect to receive either cash or FBNW common stock in exchange for their shares of OTFC common stock. OTFC shareholders have until 5:00 p.m., Eastern Daylight Time, on October 14, 2003 to return their Election Form and Letter of Transmittal.

Under the terms of the Merger Agreement, shareholders of OTFC will be entitled to receive for each share of OTFC common stock, either $22.00 in cash, or approximately 1.028 shares of FBNW common stock, subject to the election and allocation procedures which are intended to ensure that, in the aggregate, 46% of the OTFC shares will be exchanged for FBNW common stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes with the result that OTFC shares of common stock be exchanged for FBNW shares of common stock on a tax-free basis.

In other business conducted at the Annual Meeting of Shareholders of FBNW, shareholders reelected Steve R. Cox, W. Dean Jurgens, and Clyde E. Conklin as directors of FBNW for three year terms, and approved the appointment of Moss-Adams, LLP as FBNW's independent auditors for the fiscal year ending March 31, 2004. No other business was transacted at the meeting.

"FirstBank continues to demonstrate sound growth in assets, income and market share," said Conklin. "We are pleased with the approval from shareholders of the merger of OTFC as the resulting company will enhance our ability to efficiently deliver products and services with the longstanding tradition of personal service and community involvement. Additionally, this merger enhances current FBNW shareholder value and demonstrates our long term objective to building value for our shareholders."

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FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920,
FirstBank Northwest is based in Clarkston, Washington, and is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

Statements concerning future performance, developments or events, concerning expectations regarding expansion opportunities, technology efficiencies, new products and services, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties including interest rate fluctuations, regional economic conditions, competitive factors, and government and regulatory actions that might cause actual results to differ materially from stated expectations.